UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/16/2006

MD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50435

DE	72-1491921
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

620 Florida Street, Suite 200, Baton Rouge, LA 70801
(Address of principal executive offices, including zip code)

225-343-7169
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.02.    Unregistered Sales of Equity Securities

We have sold 485,000 shares of our common stock ($.0001 par value) ("Shares") at a price of $1.00 per share in a private offering. The sales were closed between November 10 and November 15, 2006. The total offering price was $485,000.00. We sold the securities to accredited investors in reliance on Rule 506 of Regulation D (17 CFR 230.506) and corresponding state laws. There were no underwriting discounts or commissions. Purchasers included the Chief Executive Officer, William D. Eglin; board member and General Counsel, William C. Ellison; board member and Vice-President of Mergers and Acquisitions, Jose Canseco; board member, Thomas L. Frazier; Chairman of the Board and Chief Technology Officer, William D. Davis; Chief Operating Officer, Joe Palazzo; and the Vice President of Revenue Cycle Management, Anthony F. Maniscalco. These purchases are reported on Form 4's filed with the SEC. The Shares are restricted stock and are not freely transferable. The purchasers received demand and piggyback registration rights. The demand registration rights obligate MD Technologies to use its best efforts to file a registration statement under the Securities Act of 1933 covering the registration of the Shares within 180 days of the closing of this offering. These funds will be used for working capital.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MD TECHNOLOGIES INC.

Date: November 16, 2006	By:	/s/ William D. Eglin
William D. Eglin
Chief Executive Officer